SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

FALCONSTOR SOFTWARE, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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FALCONSTOR SOFTWARE, INC.

March 24, 2017

To Our Stockholders:
We invite you to attend our annual stockholders’ meeting on Wednesday, May 3, 2017 at our worldwide headquarters located at 2 Huntington Quadrangle, Suite 2S01, Melville, New York, at 9:00 a.m.
We are pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs of our annual meeting and conserving natural resources. On March 24, 2017, we mailed our stockholders a notice containing instructions on how to access our 2017 Proxy Statement and 2016 Annual Report and vote online. The notice also included instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the proxy statement and the annual report on the Internet, both of which are available at www.proxy.falconstor.com.
This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.
Only stockholders of record at the close of business on March 7, 2017 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. We urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Sincerely yours,

Gary Quinn
President & Chief Executive Officer

FALCONSTOR SOFTWARE, INC.
2 Huntington Quadrangle
Melville, NY 11747
_________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2017
________________
To Our Stockholders:
The 2017 Annual Meeting of Stockholders (“Annual Meeting”) of FalconStor Software, Inc. (the “Company”), a Delaware corporation, will be held at the Company’s headquarters at 2 Huntington Quadrangle, Suite 2S01, Melville, New York, commencing at 9:00 a.m. (EDT) on Wednesday, May 3, 2017, to consider and to vote on the following matters described in this notice and the accompanying Proxy Statement:

1)	To elect one director to the Company’s Board of Directors (the "Board") to a three-year term and until the director's successor is elected and qualified;

2)
To approve an amendment to the FalconStor Software, Inc. 2016 Outside Directors Equity Compensation Plan (the "2016 Director Plan") which will increase the number of shares of the Company's common stock, par value $0.001 per share, subject to the 2016 Director Plan by 600,000 shares;

3)
To approve the following non-binding advisory approval: Resolved, that the stockholders approve the compensation of the Company's Named Executive Officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement;

4)	Recommend by non-binding vote, the frequency of the advisory vote on the compensation of the Company's Named Executive Officers;

5)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2017; and

6)	Any other matters that properly come before the Annual Meeting.

At the Annual Meeting, the Company intends to nominate Barry A. Rudolph for election to the Board of Directors. Mr. Rudolph is currently a member of the Company’s Board of Directors. For more information concerning the nominee, please see the Proxy Statement.
The Board of Directors has fixed the close of business on March 7, 2017 as the record date for determination of stockholders entitled to vote at the Annual Meeting or any adjournment thereof, and only record holders of common stock at the close of business on that day, and holders of our Series A convertible preferred stock, will be entitled to vote. At the record date, 44,116,064 shares of common stock were outstanding and the Series A convertible preferred stock could vote an additional 7,317,073 shares. Each share of the Series A convertible preferred stock is entitled to a number of votes per share equal to the number of shares of common stock issuable upon conversion of a share Series A convertible preferred stock, based on an assumed conversion price of $1.23 per share.
To assure representation at the Annual Meeting, stockholders are urged to return a proxy as promptly as possible. You may return the proxy by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or online at www.proxyvote.com, or by telephone. If returning your proxy by online vote or telephone, please follow the instructions on the Voting Information Form. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.
If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 3, 2017. The proxy statement and the annual report to security holders are available at http://proxy.falconstor.com.

By Order of the Board of Directors,

Dated:	Melville, NY	Daniel Murale
	March 24, 2017	Executive Vice President, Chief Financial Officer and Treasurer

FALCONSTOR SOFTWARE, INC.
2 Huntington Quadrangle
Melville, New York 11747
_________________

2017 PROXY STATEMENT

GENERAL INFORMATION
This proxy statement contains information related to the Annual Meeting of stockholders (“Annual Meeting”) of FalconStor Software, Inc. (the “Company”, "we", "our"), to be held on Wednesday, May 3, 2017 beginning at 9:00 a.m. (EDT), at the Company’s headquarters at 2 Huntington Quadrangle, Suite 2S01, Melville, New York, and at any postponements or adjournments thereof.
ABOUT THE MEETING
What is the Purpose of the Annual Meeting
At the Company’s Annual Meeting, stockholders will hear an update on the Company’s operations, have a chance to meet some of its directors and executives and will act on the following matters:

1)	To elect one director to the Company’s Board of Directors (the "Board") to a three-year term and until the director's successor is elected and qualified;

2)
To approve an amendment to the FalconStor Software, Inc. 2016 Outside Directors Equity Compensation Plan (the "2016 Director Plan") which will increase the number of shares of the Company's common stock, par value $0.001 per share, subject to the 2016 Director Plan by 600,000 shares;

3)
To approve the following non-binding advisory approval: Resolved, that the stockholders approve the compensation of the Company's Named Executive Officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement;

4)	Recommend by non-binding vote, the frequency of the advisory vote on the compensation of the Company's Named Executive Officers;

5)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2017; and

6)	Any other matters that properly come before the Annual Meeting.

Who May Vote; Provision of Materials

Stockholders of the Company as recorded in our stock register on March 7, 2017 (the “Record Date”), may vote at the Annual Meeting. We have only one class of voting shares. The holder of our Series A convertible preferred stock votes along with this class. As of the Record Date, we had 44,116,064 shares of common stock eligible to vote and the Series A convertible preferred stock could vote an additional 7,317,073 shares. Each share of the Series A convertible preferred stock is entitled to a number of votes per share equal to the number of shares of common stock issuable upon conversion of a share of Series A convertible preferred stock, based on an assumed conversion price of $1.23 per share.

We are pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs of our Annual Meeting and conserving natural resources. On March 24, 2017, we mailed our stockholders a notice containing instructions on how to access our 2017 Proxy Statement and 2016 Annual Report and vote online. The notice also included instructions on how you can receive a paper copy of your Annual Meeting materials, including the notice of Annual Meeting, proxy statement, and proxy card. If you received your Annual Meeting materials by mail, the notice of Annual Meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to the proxy statement and the annual report on the Internet, both of which are available at www.proxy.falconstor.com.

How to Vote

You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting. To vote by proxy, you can mail the enclosed card, you can call the phone number on the Voting Instruction Form you received, or you can vote at www.proxyvote.com. If voting by phone or by the Internet, have your Voting Instruction Form in hand and follow the instructions.
How Proxies Work
Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or against the proposals or abstain from voting.
Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors recommendations, i.e., (i) in favor of our director nominees, (ii) in favor of the amendment to the 2016 Director Plan, (iii) in favor of the non-binding advisory proposal on the compensation of the Company's Named Executive Officers, (iv) non-binding advisory vote on the frequency of the advisory vote on the compensation of the Company's Named Executive Officers and (v) in favor of the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.
You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.
Revoking a Proxy
There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted. Second, you may vote in person at the Annual Meeting. Last, you may notify our Chief Financial Officer in writing at 2 Huntington Quadrangle, Suite 2S01, Melville, New York 11747.
Quorum
In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.
Votes Needed
The director nominee receiving a plurality of the votes cast during the Annual Meeting will be elected to fill the seats of our directors. For the other proposals to be approved, other than the proposal relating to the frequency of the vote on the compensation of the Company's Named Executive Officers, we require the favorable vote of a majority of the votes cast and only votes for or against a proposal count. With respect to the proposal relating to the frequency of the vote on the compensation of the Company's Named Executive Officers, the option receiving the most votes among the choices will be deemed to have received the non-binding approval of the stockholders. Votes that are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the plurality or the majority of votes cast. Abstentions count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are not entitled to vote on the election of the director or the advisory votes regarding executive compensation and the frequency of future votes on executive compensation. Brokers are entitled to vote on the ratification of the auditors.
Attending in Person
Only stockholders, their proxy holders, and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring identification with photo. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company's common stock as of the Record Date as acceptable proof of ownership.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning ownership of the Company's common stock outstanding at March 7, 2017, by (i) each person known by the Company to be the beneficial owner of more than five percent of its common stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers identified in the summary compensation table, and (iv) all directors, nominees for director and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Class (2)
Martin Hale, Hale Fund Management, LLC Hale Capital Management, LP, Hale Capital Partners, LP, HCP-FVA, LLC (3)	10,276,982	19.4%
Nantahala Capital Management, LLC (4)	3,235,818	7.3%
Barry Rubenstein (5)	2,769,639	6.3%
Michael P. Kelly (6)	82,891	*
Barry Rudolph (7)	10,000	*
William Miller (8)	10,000	*
Gary Quinn (9)	2,100,000	4.6%
Daniel Murale (10)	41,515	*
Alan Komet (11)	278,015	*
All Directors, Nominees for Director and Executive Officers as a Group (12) (7 persons)	12,799,403	23.4%
Louis Petrucelly (13)	65,000	*
*Less than one percent

(1)
A person is deemed to be the beneficial owner of voting securities over which the person has voting power or that can be acquired by such person within 60 days after the Record Date upon the exercise of options, warrants or convertible securities, or upon the lapse or the removal of all restrictions on shares of restricted stock. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from the Record Date) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Subsequent to the Record Date, we issued restricted stock to Messrs. Hale, Kelly, Rudolph and Miller which vested immediately. Since such shares were issued subsequent to the Record Date they are not included in the table above.

(2)	Based upon shares of common stock outstanding at the Record Date, March 7, 2017, of 44,116,064.

(3)
Based on information contained in Forms 4 and a report on Schedule 13D filed by Mr. Hale, Hale Fund Management, LLC (“Fund Management”), Hale Capital Management, LP (“Capital Management”), Hale Capital Partners, LP (“Hale Capital”), and HCP-FVA, LLC (“HCP-FVA”). Consists of (i)1,450,391 shares of common stock held by Hale Capital and HCP-FVA and 24,975 shares of common stock held by Mr. Hale for the benefit of Hale Capital, (ii) 20,100 shares of restricted stock held by Mr. Hale for the benefit of Hale Capital, and (iii) 900,000 shares of Series A convertible preferred stock held by HCP-FVA, which equates to 8,781,516 shares of common stock on an as-converted basis (without giving effect to the 9.99% blocker contained in the Certificate of Designations, Preferences and Rights of the Series A convertible preferred stock ("Certificate of Designations")), held by HCP-FVA, and equates to 7,317,073 shares of common stock on an as-converted voting basis. The percentage ownership of Mr. Hale, Fund Management, Capital Management, Hale Capital and HCP-FVA is calculated on the basis of 44,116,064 shares of common stock outstanding plus 8,781,516 shares. Each of Mr. Hale, Fund Management, Capital Management and Hale Capital disclaims beneficial ownership of such shares of common stock except to the extent of his or its pecuniary interest. The address of Mr. Hale, Fund Management, Capital Management, Hale Capital and HCP-FVA is 17 State Street, Suite 3230, New York, NY 10004.

(4)
Based on information contained in a report on Schedule 13G filed by Nantahala Capital Management, LLC on February 14, 2017. The address of Nantahala Capital Management, LLC is 19 Old Kings Highway South, Suite 200, Darien, CT 06820.

(5)
Based upon information contained in a Form 4 filed on November 8, 2016, a report on Schedule 13D (the “Woodland 13D”), as amended, filed jointly by Barry Rubenstein, Marilyn Rubenstein, Brookwood Partners, L.P. (“Brookwood”), Seneca Ventures (“Seneca”), Woodland Partners (“Woodland Partners”), Woodland Venture Fund (“Woodland Fund”), and Woodland Services Corp. (“Woodland Services”) with the Securities and Exchange Commission (“SEC”) on December 14, 2014, as well as certain other information. Consists of (i) 895,101 shares of common stock held by Mr. Rubenstein, (ii) 187,900 shares of common stock held by Brookwood, (iii) 131,323 shares of common stock held by Seneca, (iv) 957,257 shares of common stock held by Woodland Partners, (v) 496,800 shares of common stock held by Woodland Fund, (vi) 100,000 shares of common stock held in a joint account by Barry Rubenstein and Marilyn Rubenstein, Mr. Rubenstein’s spouse, and (ix) 1,258 shares of common stock held by Marilyn Rubenstein. Mr. Rubenstein disclaims beneficial ownership of the securities held by Brookwood, Seneca, Woodland Partners, Woodland Fund, Woodland Services, and Mr. Rubenstein’s spouse, Marilyn Rubenstein, except to the extent of his respective equity interest therein. The address of Mr. Rubenstein is 68 Wheatley Road, Brookville, NY 11545.

(6)
Based on information contained in Forms 3 and 4 filed by Mr. Kelly and certain other information. Consists of (i) 62,791 shares of common stock held by Mr. Kelly, and (ii) 20,100 shares of unvested restricted stock that Mr. Kelly has voting power over.

(7)	Based on information contained in Forms 3 and 4 filed by Mr. Rudolph and certain other information. Consists of 10,000 shares of unvested restricted stock that Mr. Rudolph has voting power over.

(8)	Based on information contained in Forms 3 and 4 filed by Mr. Miller and certain other information. Consists of 10,000 shares of unvested restricted stock that Mr. Miller has voting power over.

(9)
Based on information contained in Forms 3 and 4 filed by Mr. Quinn and certain other information. Consists of (i) 582,500 shares of common stock held by Mr. Quinn, (ii) 1,292,500 shares of unvested restricted stock that Mr. Quinn has voting power over, and (iii) 225,000 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of the Record Date.

(10)
On September 15, 2016, Mr. Murale was appointed Vice President of Finance and Interim Chief Financial Officer. On March 8, 2017, Mr. Murale was appointed Executive Vice President, Chief Financial Officer and Treasurer. Based on information contained in Forms 3 and 4 filed by Mr. Murale and certain other information. Consists of (i) 3,315 shares of common stock held by Mr. Murale, (ii) 6,700 shares of unvested restricted stock that Mr. Murale has voting power over, and (iii) 31,500 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of the Record Date.

(11)
Based on information contained in Forms 3 and 4 filed by Mr. Komet and certain other information. Consists of (i) 33,015 shares of common stock held by Mr. Komet, (ii) 192,000 shares of unvested restricted stock that Mr. Komet has voting power over, and (iii) 53,000 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of the Record Date.

(12)
Consists of (i) 2,156,987 shares of common stock held by all directors, nominees for director and executive officers as a group, (ii) 1,551,400 shares of unvested restricted stock that the directors, nominees for director and executive officers have voting power over, (iii) 309,500 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of the Record Date, and (iv) 8,781,516 shares of common stock on an as-converted basis, held by HCP-FVA.

(13)
Based on information contained in a Form 4 filed by Mr. Petrucelly and certain other information. Consists of 65,000 shares of common stock held by Mr. Petrucelly. Mr. Petrucelly resigned from all his positions with the Company effective September 15, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of Forms 3, 4, and 5, and amendments thereto furnished to the Company during the fiscal year ended December 31, 2016, the Company is not aware of any director, officer, or beneficial owner of more than 10 percent of any class of Company equities who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the fiscal year ended December 31, 2016.

BOARD OF DIRECTORS
Independence
In accordance with the Company’s Corporate Governance Guidelines, and the Nasdaq Stock Market corporate governance listing standards (the “Nasdaq Standards”), a majority of the Company’s directors must be independent as determined by the Board of Directors. In making its independence determinations for directors, the Board looks to the Nasdaq Standards.

Under the Nasdaq Standards, a director is independent if: the director is not employed, nor is the director a family member of anyone employed as an executive officer by the Company or any parent or subsidiary; the director is not, and does not have a family member who is, a partner of the Company’s outside auditor or a former partner or employee of the outside auditor who worked on the Company’s audit during the past three years; the director has not, and does not have a family member who has, accepted more than $120,000 during the current or past three fiscal years from the Company or any of its affiliates (other than compensation paid to a family member who is an employee of the Company (other than an Executive Officer of the Company)); the director is not, nor is any family member of the director, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services that exceed five percent of the recipient’s consolidated gross revenues or $200,000, whichever is more; and the director is not, and does not have any family member who is, an executive officer of another company where any of the Company’s executive officers serve on the other company’s compensation committee.

The Board of Directors currently consists of five directors, four of whom, Messrs. Hale, Kelly, Rudolph, and Miller are independent. Mr. Quinn is a non-independent management director who does not sit on any of our Board committees.
Board Leadership Structure
Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company.
The Company's policy is to have the positions of Chairman of the Board and Chief Executive Officer split. Gary Quinn serves as Chief Executive Officer and following the resignation of Eli Oxenhorn from the Board on December 1, 2016 the Company does not currently have a Chairman of the Board of Directors.

Several factors ensure that we have a strong and independent Board. All directors, with the exception of Mr. Quinn are independent as defined under the Nasdaq Standards, and all committees of our Board are composed entirely of independent directors. In addition, the Nominating and Corporate Governance Committee and our Board have assembled a Board comprised of talented and dedicated directors with a wide range of expertise and skills. The Board regularly meets in executive session without management present.
Diversity
The Nominating and Corporate Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of, background, experience and point of views represented on the Board, and the committee will review its effectiveness in balancing these considerations when assessing the composition of the Board.
Role in Risk Management
The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company's business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors' oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis. The Board has implemented a risk governance framework to:

1.	understand critical risks in the Company's business and strategy;

2.	allocate responsibilities for risk oversight among the full Board and its Committees;

3.	evaluate the Company's risk management processes and see they are functioning adequately;

4.	facilitate open communication between management and directors; and

5.	foster an appropriate culture of integrity and risk awareness.
While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. These include a Code of Business Conduct, regular training of salespeople on risks and appropriate conduct, and a comprehensive internal and external audit process. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function both as a whole and through committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

•
The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting and legal matters, currency fluctuation and hedging, and investments. The Audit Committee oversees the internal audit function and the Company's ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with the independent auditing firm.

•
The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Meetings
The Board of Directors met on eleven occasions during the fiscal year ended December 31, 2016. All Directors attended at least 75% of the meetings of the Board of Directors during the times they were Directors, except for Mr. Kelly who attended eight of the eleven meetings of the Board of Directors.
Committees
The Board of Directors currently has three committees: The Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these committees has a charter. These charters are available on the Company’s website at:

www.falconstor.com/page/545/board-committees.

Audit Committee
The Audit Committee consists of Messrs. Kelly (Chair), Rudolph and Miller. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements, (3) the performance of the Company’s internal audit function and independent auditors, (4) the integrity of management and information systems and internal controls, and (5) the compliance by the Company with legal and regulatory requirements.
Each member of the Audit Committee is required to be “independent” as defined in the Nasdaq Standards and in Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”) and Rule 10A-3 of the Exchange Act. The Board has determined that each member of the Audit Committee is “independent” under these standards. In addition, the Board has determined that, as required by the Nasdaq Standards, each member of the Audit Committee was able to read and to understand financial statements at the time of his appointment to the Audit Committee.

The Board has further determined that Mr. Kelly meets the definition of “audit committee financial expert,” and therefore meets comparable Nasdaq Standard requirements, because he has an understanding of financial statements and generally accepted accounting principles (“GAAP”); has the ability to assess GAAP in connection with the accounting for estimates, accruals, and reserves; has experience in analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; has an understanding of internal controls and procedures for financial reporting; and has an understanding of audit committee functions. Mr. Kelly acquired these attributes through education and experience consistent with the requirements of the Act.
The Audit Committee met six times during the fiscal year ended December 31, 2016. All members of the Audit Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2016.
The Company’s Board of Directors has adopted, and annually reviews, an Audit Committee Charter and Guidelines for Pre-Approval of Independent Auditor Services. As indicated above, a copy of the Company’s Audit Committee Charter is available on the Company’s website at:

www.falconstor.com/page/545/board-committees.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hale (Chair), Kelly and Rudolph. The Compensation Committee is appointed by the Board (i) to discharge the responsibilities of the Board relating to compensation of the Company's executives, (ii) to produce the annual report that is required by the rules of the SEC to be included in the Company's annual proxy statement, and (iii) to administer, and to approve awards under, the Company’s equity-based compensation plans for employees. Under the Compensation Committee Charter, all members of the Compensation Committee are required to be “independent” as defined in the Nasdaq Standards. The Board has determined that all of the current members of the Compensation Committee are “independent” under these standards.

At the end of each fiscal year, the Compensation Committee meets to review the performance of executive officers and employee Board members under those programs and award bonuses thereunder. At that time, the Compensation Committee may also adjust base salary levels for executive officers and employee Board members. The Compensation Committee also meets when necessary to administer our stock incentive plan.

The Compensation Committee has determined and reviewed the value and forms of compensation for our Named Executive Officers and other officers based on the committee members’ knowledge and experience, competitive proxy and market compensation information and management recommendations. The Compensation Committee did not engage a compensation consulting firm in fiscal year 2016; however, in February 2017 the Compensation Committee retained Compensation Strategies, Inc. ("CSI"), to provide executive and Director compensation consulting services. CSI provided benchmark compensation information for the NEO positions and Directors from a peer group of companies. The benchmarking information obtained from CSI was used in establishing compensation for our NEOs and Directors for 2017. The Compensation Committee does not delegate its authority to review, determine and recommend, as applicable, the forms and values of the various elements of compensation for executive officers and directors. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved.

The Compensation Committee met seven times during the fiscal year ended December 31, 2016. All members of the Compensation Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2016.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Messrs. Hale (Chair), Kelly, Rudolph and Miller. The Nominating and Corporate Governance Committee is appointed by the Board: (i) to identify individuals qualified to become Board members, (ii) to recommend to the Board director candidates for each annual meeting of stockholders or as necessary to fill vacancies and newly created directorships and (iii) to perform a leadership role in shaping the Company's corporate governance policies, including developing and recommending to the Board a set of corporate governance principles. Under the Nominating and Corporate Governance Committee Charter, all members of the Nominating and Corporate Governance Committee are required to be “independent” as defined in the Nasdaq Standards. The Board has determined that all of the current members of the Nominating and Corporate Governance Committee are “independent” under these standards.

The Nominating and Corporate Governance Committee met three time during the fiscal year ended December 31, 2016. All members of the Nominating and Corporate Governance Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2016.
Nominating Procedures and Director Qualifications
The Nominating and Corporate Governance Committee has adopted the following policies regarding nominations and director qualifications:
I.    Consideration of Nominees Recommended by Stockholders
The Committee recognizes that qualified candidates for nomination for director can come from many different sources, including from the Company’s stockholders. The Committee will therefore consider any nominee who meets the minimum qualifications set forth below.
To propose a nominee, a stockholder must provide the following information:

1.	The stockholder’s name and, if different, the name of the holder of record of the shares.

2.	The stockholder’s address and telephone number.

3.	The name of the proposed nominee.

4.	The address and phone number of the proposed nominee.

5.	A listing of the proposed nominee’s qualifications.

6.	A statement by the stockholder revealing whether the proposed nominee has assented to the submission of her/his name by the stockholder.

7.	A statement from the stockholder describing any business or other relationship with the nominee.

8.	A statement from the stockholder stating why the stockholder believes the nominee would be a valuable addition to the Company’s Board of Directors.

The stockholder should submit the required information to:
Nominating and Corporate Governance Committee
c/o Chief Financial Officer
FalconStor Software, Inc.
2 Huntington Quadrangle
Suite 2S01
Melville, NY 11747
With a copy to:
Director Human Resources
FalconStor Software, Inc.
2 Huntington Quadrangle
Suite 2S01
Melville, NY 11747
If any information is missing, the proposed nominee will not be considered.
II.    Qualifications for Candidates
The Committee believes that the Company and its stockholders are best served by having directors from diverse backgrounds who can bring different skills to the Company. It is therefore not possible to create a rigid list of qualifications for director candidates.

However, absent unique circumstances, the Committee expects that each candidate should have the following minimum qualifications:

•
Substantial experience with technology companies. This experience may be the result of employment with a technology company or may be gained through other means, such as financial analysis of technology companies;

•	The highest level of personal and professional ethics, integrity and values;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about the Company's business;

•	Willingness to represent the best interests of all stockholders and to objectively appraise management performance; and

•	Involvement only in activities or interests that do not conflict with the director's responsibilities to the Company and its stockholders.
At any time, the Committee may be looking for director candidates with certain qualifications or skills to replace departing directors or to complement the skills of existing directors and to add to the value of the Board of Directors.
III.    Identification and Evaluation of Candidates
Candidates for director may come from many different sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders.
In each instance, the Committee will perform a thorough examination of the candidate. An initial screening will be performed to ensure that the candidate meets the minimum qualifications set forth above and has skills that would enhance the Board of Directors. Following the initial screening, if the candidate is still viewed as a potential nominee, the Committee will perform additional evaluations including, among other things, some or all of the following: Detailed resume review; personal interviews; interviews with employer(s); and interviews with peer(s).
All candidates will be reviewed to determine whether they meet the independence standards of the Nasdaq Standards. Failure to meet the independence standards may be a disqualifying factor based on the Board of Director’s composition at the time. Even if failure to meet the independence standards is not by itself disqualifying, it will be taken into account by the Committee in determining whether the candidate would make a valuable contribution to the Board of Directors.
Contacting the Board of Directors
Stockholders and others may contact the Company's Board of Directors by sending a letter to:
Board of Directors
FalconStor Software, Inc.
2 Huntington Quadrangle, Suite 2S01
Melville, NY 11747

or by clicking on the “Contact FalconStor’s Board of Directors” link on the Company Corporate Governance home page at:

www.falconstor.com/page/540/board-of-directors.

Communications directed to the Board of Directors are screened by the Company’s Finance and/or Investor Relations departments. Routine requests for Company information are handled by the appropriate Company department. Other communications are reviewed to determine if forwarding to the Board of Directors is necessary or appropriate. The Board of Directors receives a quarterly summary of all communications that are not forwarded to the Board’s attention. All communications are kept on file for one year for any director who wishes to view them.

Attendance at Annual Meetings
The Company’s policy is that, except for unusual circumstances, all Board members should attend the Company’s annual meetings of stockholders. All Board members serving on the Board at the time of the 2016 Annual Meeting of Stockholders attended the Company’s 2016 Annual Meeting of Stockholders.
PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the Board of Directors to fix the number of directors and provide that the directors shall be divided into three classes, with the classes of directors serving for staggered, three-year terms.
Pursuant to the Certificate of Designations, so long as at least 85% of the originally issued Series A convertible preferred stock remains outstanding, the holders of the Series A convertible preferred stock have the right, voting separately as a class, to elect two directors. Currently, all of the shares of Series A convertible preferred stock are held by HCP-FVA. HCP-FVA has, as of the date of this Proxy Statement, elected two directors, Martin M. Hale, Jr. and Michael Kelly. Mr. Quinn was elected at the 2016 Annual Meeting of Stockholders and Messrs. Rudolph and Miller were elected by the Board of Directors to fill vacancies created by the resignation of other directors. The Company currently has five directors.
Nominees
Barry Rudolph was nominated by the Company’s Nominating and Corporate Governance Committee as the Board of Directors’ nominee for director. Mr. Rudolph is currently a director of the Company. It is proposed that Mr. Rudolph be elected to serve until the Annual Meeting of Stockholders to be held in 2020 and until his successor is elected and shall have qualified.
Unless authority is specifically withheld, proxies will be voted for the election of Mr. Rudolph to serve as a director of the Company for a term which will expire at the Company’s 2020 Annual Meeting of Stockholders and until a successor is elected and qualified. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Name	Position	Age	Director Since
Barry A. Rudolph	Director Nominee	62	2016

Barry A. Rudolph has served as Chief Executive Officer of VelociData, Inc., a firm that specializes in high performance data transformation and process offload in large corporations, since July 2014, and as a director since December 2012. Mr. Rudolph has also served as a director of Spectra Logic Corporation, a computer data storage company, since December 2015. Previously, Mr. Rudolph served as a director of Dot Hill Systems Corp., a provider of high performance storage arrays, from February 2012 until its sale to Seagate Technology in October 2015. Mr. Rudolph began his career in January 1978 and held numerous senior level positions with IBM until his retirement in November 2010 in a variety of functional areas, including operations, engineering, product development, test and assurance, program management, field support and direct manufacturing. Most recently he was Vice President, System Networking, with responsibility for delivering overall networking product strategy, portfolio management and profit and loss management over each of the products in the group. Prior to this position, Mr. Rudolph was Vice President, Storage Strategy, responsible for the development and integration of the storage strategy for IBM including market segmentation and opportunity identification. Prior to that, Mr. Rudolph was Vice President, Stack Integration, responsible for the definition and execution of horizontal solutions and solution selling. Prior positions Mr. Rudolph held at IBM include Vice President and Business Executive, Disk Storage and Software Systems, where he was responsible for all aspects of the Disk storage and related software business within IBM. He has also held an identical role with responsibility for IBM’s tape storage business. Mr. Rudolph holds a B.S. in Engineering and a Master of Science in Electrical Engineering from San Diego State University and an MBA from Santa Clara University. Mr. Rudolph has been a director of the Company since December 2016.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Rudolph should serve as a director: his professional background and experience; his current and previously held senior-executive level positions; his service on other public and private company boards; and his extensive experience in technology, software, storage and related industries.

Continuing Directors

The names of the directors, whose terms expire at the 2018 through 2019 Annual Meetings of Stockholders of the Company, who are currently serving their terms, as well as the directors elected by the holders of the Series A convertible preferred stock, are set forth below:

Name	Position	Age	Director Since
Gary Quinn	Director	56	2013
Martin M. Hale, Jr.	Director	45	2013
Michael P. Kelly	Director	69	2014
William D. Miller	Director	56	2016

Gary Quinn is the Company's president and chief executive officer. Mr. Quinn joined the Company in April 2012 as vice president of sales and marketing for North America, and he was named executive vice president and chief operating officer (COO) in April 2013, interim CEO in June 2013 and CEO in August 2014. Previous roles included Executive Vice President of Global Partners and International Sales at CA Technologies until 2006 and Commissioner of Information Technology (CIO) at Suffolk County Department of Information Technology (DoIT) from 2008 until 2012. He received a bachelor’s degree in computer science from Hofstra University. Mr. Quinn has been a director of the Company since August 2013 and his term expires at the 2019 Annual Meeting of Stockholders.
The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Quinn should serve as a director: his leadership role at the Company; his performance at the Company; and his past success in the technology field.
Martin M. Hale, Jr. has served as the founder and CEO of Hale Capital Partners, LP, an investment firm that applies a private equity skill set and focus to investing in small and micro-cap public companies, since 2007. Mr. Hale has 20 years of experience in venture capital and private equity as a board member and an investor helping public and private companies grow. Mr. Hale currently serves as a director of Top Image Systems, Ltd. and Lantronix Corporation. Mr. Hale has also served as a director of Flarion Corporation, Celiant Corporation, Analex Corporation, Aurora Flight Sciences, Vallent Corporation, Paradigm Holdings, LocationLogic LLC, United Silver Corp., Midway Gold Corp., and Telanetix. Before joining Hale Capital Partners, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures, an associate at Geocapital Partners, and an analyst with Broadview International. Mr. Hale received a B.A. from Yale University. Mr. Hale has been a director of the Company since September 2013.
Mr. Hale was elected as a director by HCP-FVA, the holder of all of the outstanding Series A convertible preferred stock. Mr. Hale’s Board qualifications include extensive experience helping small public companies grow to become larger and more successful. Such experience is helpful in expanding the Company’s leadership and strategic growth initiatives.

Michael P. Kelly has served as a director at Adept Technology, Inc. from April 1997 to October 22, 2015 and also served as Chairman of the Board of Adept from November 2008 to October 22, 2015. Mr. Kelly has also served as Chief Executive Officer of merchant bank, Kinsale Associates, Inc., since October 2005. From July 2005 to October 2005, he was the Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. From 1994 to 2005, Mr. Kelly held the positions of Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international merger and acquisitions advisory firm and a division of Jefferies Inc. Additionally, he has served as a director of Epicor Software Corporation (EPIC), a provider of enterprise business software solutions, since September 2005. Mr. Kelly received a B.A. in Accounting from Western Illinois University, a M.B.A. from St. Louis University, and is also a Certified Public Accountant. Mr. Kelly has been a director of the Company since October 2014.
Mr. Kelly was selected as a director by HCP-FVA, the holder of all of the outstanding Series A convertible preferred stock. Mr. Kelly’s qualifications to serve on the Board include his experience as an investment banker specializing in technology industries, which provides the Board and the Company with unique and relevant expertise in areas including capital markets, mergers and acquisitions and financing.

William D. Miller has served as Chairman and Chief Executive Officer of X-IO Technologies, Inc. (“X-IO Technologies”) an enterprise storage company since February 2015 and has been a Managing Partner of Miller Investments LLC, a venture capital fund manager making investments in early stage companies. Mr. Miller is a Director of the following private entities: Quaddra Software, Chromatic Technologies, Inc., FDI Strategies, LLC, New Planet Technologies, Inc., Grant Dental Technology, Wanamaker Corp. and Altia Inc., Mr. Miller was a cofounder and Chief Technology Officer of StorageNetworks. Mr. Miller holds a B.S. in Chemistry from University of Illinois. Mr. Miller has been a director of the Company since December 2016 and his term expires at the 2018 Annual Meeting of Stockholders.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Miller should serve as a director: his professional background and experience; his current and previously held senior-executive level positions; his service on other public and private company boards; and his extensive experience in technology, software, storage and related industries.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE.
Directors who are also employees receive no compensation for serving on the Company’s Board of Directors. Non-employee directors are reimbursed for all travel and other expenses incurred in connection with attending Board and Committee meetings.
For 2016, the cash fee for the Chairman of the Board was set at $45,000. For 2016, the cash fee for all other outside directors was set at a base amount of $26,500 per director. The chairperson of the Audit Committee received an additional $10,000 per annum and the chairperson of any other Board committee received an additional $5,000 per annum. In addition, outside directors received $3,000 per annum for each committee on which they serve in a capacity other than chairperson. Cash director fees were paid quarterly in arrears. Because all directors are expected, absent unusual circumstances, to attend all meetings of the Board and all meetings of the committees on which they serve, outside directors typically do not receive any payment based on attendance at meetings. If circumstances require an unusually large number of meetings, the Company may compensate outside directors with additional cash in recognition of the increased time devoted to Company matters. In addition, an annual grant of 10,000 shares of restricted stock was provided to Directors in 2016.
In February 2017 the Compensation Committee retained Compensation Strategies, Inc. ("CSI"), to provide executive and Director compensation consulting services. CSI provided benchmark compensation information for the NEO positions and Directors from a peer group of companies. The benchmarking information obtained from CSI was used in establishing compensation for our NEOs and Directors for 2017. For 2017, the cash fee for the Chairman of the Board was set at $55,000. For 2017, the cash fee for all other outside directors was set at a base amount of $35,000 per director. The chairperson of the Audit Committee will receive an additional $10,000 per annum, the chairperson of the Compensation Committee will receive an additional $7,500 per annum and the chairperson of the Nominating and Corporate Governance Committee will receive an additional $5,000. In addition, outside directors received $6,000, $4,500 and $3,000 per annum for serving on the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee, respectively, in a capacity other than chairperson. Cash director fees will be paid quarterly in arrears. Because all directors are expected, absent unusual circumstances, to attend all meetings of the Board and all meetings of the committees on which they serve, outside directors typically do not receive any payment based on attendance at meetings. If circumstances require an unusually large number of meetings, the Company may compensate outside directors with additional cash in recognition of the increased time devoted to Company matters. In order to preserve cash, the Board of Directors may determine to pay Director fees in common stock, based on the market price of the common stock. In addition, an annual grant equal to $40,000 of shares of restricted stock will provided to Directors.
Non-employee directors also were eligible to receive grants of options to purchase Company common stock or restricted shares of Company common stock under the 2016 Director Plan. Initially, 400,000 shares were reserved under the 2016 Director Plan. The 2016 Director Plan expires in 2019. On April 27, 2016, each of the non-employee directors was awarded 10,000 shares of restricted Company common stock under the 2016 Director Plan. The restrictions lapse as to thirty-three percent, thirty-three percent and thirty-four percent of the shares on based on the lesser of (i) the time period between regular annual meetings of stockholders of the Company, provided such meetings are held more than three hundred (300) days apart, and (ii) three hundred and sixty five (365) days, or immediately if the non-employee director’s term in office expires and the director is not nominated for another term.

The table below sets forth the compensation received by our non-employee directors for the year 2016.

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total
Steven R. Fischer (1)	$27,200	$13,700	$40,900
Alan W. Kaufman (1)	$25,709	$13,700	$39,409
Irwin Lieber (1)	$24,220	$13,700	$37,920
Eli Oxenhorn (1)	$38,005	$13,700	$51,705
Barry Rubenstein (1)	$24,220	$13,700	$37,920
Martin Hale	$34,709	$13,700	$48,409
Michael Kelly	$32,463	$13,700	$46,163
Barry Rudolph	$8,753	$—	$8,753
William Miller	$8,014	$—	$8,014

(1)	Messrs. Fischer, Lieber, Oxenhorn and Rubenstein resigned from the Board in November 2016 and Mr. Kaufman resigned from the Board in December 2016.

(2)
Fees were earned in 2016 and paid in both 2016 and 2017. The fees for the first quarter of 2016 were paid in cash and the fees for the remainder of 2016 were or will be paid through the issuance of fully vested restricted stock. The issuances occurred in both 2016 and 2017. The following table discloses the grant-date fair value of the stock issued in place of the normal cash payment.

Name	Grant-Date Fair Value
Steven R. Fischer	$8,773
Alan W. Kaufman	$8,291
Irwin Lieber	$7,811
Eli Oxenhorn	$12,257
Barry Rubenstein	$7,811
Martin Hale	$13,889
Michael Kelly	$13,608
Barry Rudolph	$5,445
William Miller	$4,985

(3)
The Company granted 10,000 shares of restricted stock to each non-employee director on April 27, 2016 at a grant date fair value of $1.37 per share. The restrictions lapse as to thirty-three percent, thirty-three percent and thirty-four percent of the shares based on service of the lesser of (i) the time period between regular annual meetings of stockholders of the Company, provided such meetings are held more than three hundred (300) days apart, and (ii) three hundred and sixty five (365) days, or immediately if the non-employee director’s term in office expires and the director is not nominated for another term. The dollar amounts in the table represent the total grant date fair value of the award in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) on stock compensation.

MANAGEMENT

Executive Officers of the Company

The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

Name	Position	Age
Daniel Murale	Executive Vice President, Chief Financial Officer and Treasurer	32
Alan Komet	Executive Vice President, Worldwide Field Operations	43

Daniel Murale has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company effective March 8, 2016. From September 15, 2016 through March 2016, Mr. Murale served as Vice President of Finance and Interim Chief Financial Officer. Mr. Murale joined the Company in June 2013 as Director of Finance. Mr. Murale has more than 10 years of experience in corporate finance, operations, and accounting. Prior to joining the Company, he spent seven years with KPMG, LLP, where he last served as a manager in their audit practice. Mr. Murale is a Certified Public Accountant and received his bachelor's degree in accounting from Adelphi University.

Alan Komet has served as Executive Vice President Worldwide Field Operations of the Company since October 28, 2015. Mr. Komet joined the Company in October 2012 as the Director of Inside Sales and Operations for North America. In October 2013, he was named Vice President of Global Sales Operations. Having spent a decade with CA Technologies in various roles, Mr. Komet last served as Vice President of Worldwide Marketing. In multiple software and service start-up companies, he has rapidly grown revenue and strategic partnerships in new markets worldwide, while focusing in on profitability. Most recently, Mr. Komet held the position of General Manager of Continuity Software, for the world's leading provider of IT Operations Analytics solutions for infrastructure outage prevention. He holds a bachelor’s degree in marketing from Touro College in Israel.

Code of Ethics

The Company adopted a Code of Ethics that applies to the Company’s principal executive, financial and accounting officers. The Code of Ethics is available at:

http://www.falconstor.com/page/543/Code-of-ethics.

EXECUTIVE COMPENSATION
This section discusses the compensation for our Chief Executive Officer, our current and former Chief Financial Officers, and our Executive Vice President - Worldwide Field Operations (each a “Named Executive Officer” or “NEO”). We had no other Named Executive Officers during the fiscal year ended December 31, 2016. In February 2017 the Compensation Committee retained Compensation Strategies, Inc. ("CSI"), to provide executive and Director compensation consulting services. CSI provided benchmark compensation information for the NEO positions and Directors from a peer group of companies. The benchmarking information obtained from CSI was used in establishing compensation for our NEOs and Directors for 2017.
Employment Agreements
We have an employment agreement with our Chief Executive Officer.
The employment agreement with Mr. Quinn is used by the Company to establish key elements of the agreement between the Company and Mr. Quinn, including the proposed minimum period of employment and the fundamental elements of compensation. The agreement also facilitates the creation of covenants, such as those regarding competition during and after the employment period or limitations on the reasons for which Mr. Quinn may be terminated, that would not otherwise be part of the employment relationship.
We do not have employment agreements with any other Named Executive Officers.
Severance and Change in Control Agreements
Mr. Quinn is a participant in the Amended and Restated 2005 Key Executive Severance Protection Plan, as amended (the “Amended 2005 Plan”). The terms of the Amended 2005 Plan that provide the terms of our severance and change in control agreements are set out below in the section “Potential Payments Upon Severance or Change in Control.” Mr. Petrucelly was a participant in the Amended 2005 Plan through his resignation of all his positions with the Company effective September 15, 2016.
We created the original 2005 Plan because we wanted to insure the continuity of management if there was an actual or potential change in control event. The Amended 2005 Plan provides peace of mind for the Named Executive Officers that their livelihoods will not be affected by the actual or potential change in control. This means that they will not be distracted by concerns for their own benefit during such an event. A “double trigger” was selected for payments under the Amended 2005 Plan because the intent of the plan is not to provide a windfall to the Named Executive Officers upon a change of control. Rather, the intent of the Amended 2005 Plan is to provide assurance to the Named Executive Officers that they will be compensated if an adverse employment event occurs following a change of control.

We have Change in Control Severance Agreements with Messrs. Murale and Komet (the “Key Employee Severance Agreement”). The Key Employee Severance Agreement is discussed below in the section “Potential Payments Upon Severance or Change in Control.” A “double trigger” was selected for payments under the Key Employee Severance Agreement because, similar to the Amended 2005 Plan, the intent of the plan is not to provide a windfall to Messrs. Murale and Komet upon a change of control. Rather, the intent of the Key Employee Severance Agreement is to provide assurance to Messrs Murale and Komet that they will be compensated if an adverse employment event occurs following a change of control. In addition, the Key Employee Severance Agreement helps to attract and to retain the Name Executive Officers.

Mr. Quinn’s employment agreement with the Company also contains a severance provision related to vesting of restricted stock that was specifically granted in connection with the employment agreement. This provision is discussed below in the section “Potential Payments Upon Severance or Change in Control.” A “single trigger” was selected for this benefit upon changes of control under this employment agreement because it provides peace of mind for the Chief Executive Officer that his livelihood will not be affected by the actual or potential change in control. This means that he will not be distracted by concerns for his own benefit during such an event.
2016 Management Incentive Plan
On February 15, 2016, the Company’s Board of Directors approved a Management Incentive Plan (“2016 MIP”). The 2016 MIP pays cash bonuses to, among others, the Company’s Chief Executive Officer and Chief Financial Officer. The intent of the Compensation Committee in crafting the 2016 MIP was to further incentivize the Company's Chief Executive Officer and Chief Financial Officer to achieve the corporate goals set out by the Company’s Board of Directors and to further align their interests with stockholder interest. The Compensation Committee believes that the 2016 MIP reflected those goals.
If all of the goals were achieved, Messrs. Quinn and Petrucelly would have received the following payments:

Name	Title	Payment at 100% Achievement
Gary Quinn	President, Chief Executive Officer and Director	$200,000
Louis J. Petrucelly	Executive Vice President, Chief Financial Officer and Treasurer	$100,000

The goals, and the percentage of bonus available for the achievement of each goal, were as follows:

Goal	Percentage of Bonus
New Product Billings	CEO & CFO: 30%
Total Billings	CEO & CFO: 15%
Maintenance Billings	CEO & CFO: 15%
Non-GAAP Operating Income	CEO & CFO: 20%
Cash Flow From Operations	CEO & CFO: 20%

Each goal target was set for quarterly and full fiscal year 2016. The 2016 MIP does not contain any payments for over-achievement or underachievement of goals. The Company's Compensation Committee retained the discretion to modify the terms of the 2016 MIP.

Only one of the 2016 MIP targets was achieved, however, since the Company was not break-even or better on cash flows from operations for 2016, there were no payments made under the 2016 MIP.

Mr. Murale and Mr. Komet were not participants in the 2016 MIP. Mr. Murale was paid a bonus of $24,500 during 2016, prior to his appointment as Vice President of Finance and Interim Chief Financial Officer in September 2016, related to the Company's 2015 employee bonus plan. During 2016 Mr. Komet had the ability to earn $225,000 in commissions based upon the Company achieving its 2016 sales targets. Mr. Komet was paid $64,908 in commissions during 2016.

2017 Management Incentive Plan
On March 7, 2017, the Company’s Board of Directors approved a Management Incentive Plan (“2017 MIP”). The 2017 MIP was adopted pursuant to the Company's 2016 Incentive Stock Plan. The 2017 MIP will pay cash bonuses to, among others, the Company’s Chief Financial Officer. The intent of the Compensation Committee in crafting the 2017 MIP was to further incentivize the Company's Chief Financial Officer to achieve the corporate goals set out by the Company’s Board of Directors and to further align their interests with stockholder interest. The Compensation Committee believes that the 2017 MIP reflects those goals.
If all of the goals are achieved, Mr. Murale would receive the following payments:

Name	Title	Payment at 100% Achievement
Daniel Murale	Executive Vice President, Chief Financial Officer and Treasurer	$100,000

The goals, and the percentage of bonus available for the achievement of each goal, were as follows:

Goal	Percentage of Bonus
Total Billings	CFO: 30%
New Customer Product Billings	CFO: 10%
Existing Customer Product Billings	CFO: 10%
Maintenance Renewal Billings	CFO: 10%
Cash Balance	CFO: 40%

Each goal target was set for the full fiscal year 2017. The 2017 MIP does not contain any payments for over-achievement or underachievement of goals. The Company's Compensation Committee retains the discretion to modify the terms of the 2017 MIP.

Mr. Komet has the ability to earn $225,000 in commissions based upon the Company over achieving its sales targets for 2017.

Summary Compensation Table

The following table sets forth certain compensation paid or accrued during the Company's past two fiscal years for the Company's (i) President and Chief Executive Officer, (ii) Vice President of Finance and Interim Chief Financial Officer, (iii) Executive Vice President - Worldwide Field Operations and (iv) Former Executive Vice President, Chief Financial Officer and Treasurer (the “NEO's").

Name	Year	Salary	Bonus		Stock Awards (3)		Option Awards (3)		All Other Compensation		Total
Gary Quinn	2016	$475,000	$—		$275,563	(6)	$—		$—		$750,563
President and Chief	2015	$432,981	$100,000	(4)	$876,313	(7)	$—		$—		$1,409,294
Executive Officer
(Principal Executive Officer)

Daniel Murale	2016	$182,308	$24,500	(5)	$—		$91,500	(8)	$—		$298,308
Vice President of Finance and
Interim Chief Financial Officer
(Principal Financial Officer) (1)

Alan Komet	2016	$225,000	$—		$25,313	(9)	$75,000		$64,908	(13)	$390,221
Executive Vice President,	2015	$200,000	$50,000	(4)	$178,083	(10)	$—		$—		$428,083
Worldwide Field Operations

Louis Petrucelly	2016	200,080	—		212,788	(11)	—		35,000	(14)	447,868
Former Executive Vice	2015	225,000	56,250	(4)	291,638	(12)	—		—		572,888
President, Chief Financial
Officer and Treasurer (2)

(1)
On September 15, 2016, Mr. Murale was appointed Vice President of Finance and Interim Chief Financial Officer. On March 8, 2017, Mr. Murale was appointed Executive Vice President, Chief Financial Officer and Treasurer.

(2)	On September 15, 2016, Mr. Petrucelly resigned from all his positions with the Company.

(3)
Please refer to footnote 10 of the Company’s 2016 annual report filed on Form 10-K (which is included in the materials mailed with this Proxy Statement) for further information relating to all share-based awards.

(4)
On April 22, 2015 the Compensation Committee of the Board of Directors approved a one-time, discretionary, cash bonus award based upon the completion of certain product deliverables. The payment of these bonus awards were made in July 2015, once final deliverables related to certain products had been made generally available for sale.

(5)	The Bonus paid to Mr. Murale during 2016 was paid prior to his appointment as Vice President of Finance and Interim Chief Financial Officer and was made under the 2015 employee bonus plan.

(6)
On February 12, 2016, the Company granted 78,125 shares of restricted stock to Mr. Quinn. Such shares related to the 2016 cash related targets and revenue/billings related targets of the April 1, 2014 restricted stock award granted to Mr. Quinn, which were determined to be granted on February 12, 2016, the date the 2016 annual performance criteria were set. In addition, the Company granted a restricted stock award of 100,000 shares to Mr. Quinn on February 18, 2016. The restricted stock was granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant. The dollar amounts in the table represent the total grant date fair value of the 178,125 shares granted in 2016 in accordance with the authoritative guidance issued by the FASB on stock compensation.

(7)
On April 21, 2015, the Company granted 78,125 shares of restricted stock to Mr. Quinn. Such shares related to the 2015 cash related targets and revenue/billings related targets of the April 1, 2014 restricted stock award granted to Mr. Quinn, which were determined to be granted on April 21, 2015, the date the 2015 annual performance criteria were set. In addition, the Company granted a restricted stock award of 150,000 shares to Mr. Quinn on April 21, 2015. The restricted stock was granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant. The Company also granted a restricted stock award of 500,000 shares to Mr. Quinn on July 28, 2015. The award was granted in accordance with Mr. Quinn’s employment agreement and the shares are subject to vest fifty percent and fifty percent based upon the achievement of two predetermined milestones of the Company’s common stock closing trading price for ninety (90) consecutive trading days. The dollar amounts in the table represent the total grant date fair value of the 728,125 shares granted in 2015 in accordance with the authoritative guidance issued by the FASB on stock compensation.

(8)
On February 18, 2016, the Company granted options to purchase 50,000 shares at an exercise price of $1.49 per share to Mr. Murale and on November 4, 2016, the Company granted options to purchase 200,000 shares at an exercise price of $0.55 per share to Mr. Murale. The stock options were granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant. The dollar amounts in the table represent the total grant date fair value of the 250,000 shares granted in 2016 in accordance with the authoritative guidance issued by the FASB on stock compensation.

(9)
On February 12, 2016, the Company granted 15,625 shares of restricted stock to Mr. Komet. Such shares related to the 2016 cash related targets and revenue/billings related targets of the April 1, 2014 restricted stock award granted to Mr. Komet, which were determined to be granted on February 12, 2016, the date the 2016 annual performance criteria were set. In addition, the Company granted options to purchase 100,000 shares at an exercise price of $1.49 per share to Mr. Komet on February 18, 2016. The stock options were granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant. The dollar amounts in the table represent the total grant date fair value of the 115,625 shares granted in 2016 in accordance with the authoritative guidance issued by the FASB on stock compensation.

(10)
On April 21, 2015, the Company granted 15,625 shares of restricted stock to Mr. Komet. Such shares related to the 2015 cash related targets and revenue/billings related targets of the award, which were determined to be granted on April 21, 2015, the date the 2015 annual performance criteria were set. The portion of shares related to the 2016 and 2017 cash related targets and revenue/billings related targets will be determined to be granted on the date when the respective annual performance criteria are set. In addition, the Company granted a restricted stock award of 100,000 shares to Mr. Komet on April 21, 2015. The restricted stock was granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant. The Company granted a restricted stock award of 15 shares to Mr. Komet on January 6, 2015 which fully vested on January 11, 2015. The dollar amounts in the table represent the total grant date fair value of the 115,625 shares granted in 2015 in accordance with the authoritative guidance issued by the FASB on stock compensation.

(11)
On February 12, 2016, the Company granted 39,375 shares of restricted stock to Mr. Petrucelly. Such shares related to the 2016 cash related targets and revenue/billings related targets of the April 1, 2014 restricted stock award granted to Mr. Petrucelly, which were determined to be granted on February 12, 2016, the date the 2016 annual performance criteria were set. In addition, the Company granted a restricted stock award of 100,000 shares to Mr. Petrucelly on February 18, 2016. The restricted stock were granted on a discretionary basis and are subject to a three-year vesting period. The dollar amounts in the table represent the total grant date fair value of the 139,375 shares granted in 2016 in accordance with the authoritative guidance issued by the FASB on stock compensation. Following his resignation on September 15, 2016, all of Mr. Petrucelly's outstanding unvested stock awards either forfeited or expired by December 31, 2016.

(12)
On April 21, 2015, the Company granted 39,375 shares of restricted stock to Mr. Petrucelly. Such shares related to the 2015 cash related targets and revenue/billings related targets of the April 1, 2014 restricted stock award granted to Mr. Petrucelly, which were determined to be granted on April 21, 2015, the date the 2015 annual performance criteria were set. In addition, the Company granted a restricted stock award of 150,000 shares to Mr. Petrucelly on April 21, 2015. The restricted stock was granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant. The dollar amounts in the table represent the total grant date fair value of the 189,375 shares granted in 2015 in accordance with the authoritative guidance issued by the FASB on stock compensation. Following his resignation on September 15, 2016, all of Mr. Petrucelly outstanding stock awards either forfeited or expired by December 31, 2016.

(13)	Mr. Komet was paid $64,908 in commissions during 2016.

(14)
On September 15, 2016, Mr. Petrucelly resigned from all his positions with the Company, whereby the Company entered into a Severance Agreement and General Release with Mr. Petrucelly. Pursuant to the Agreement, among other things, the Company paid Mr. Petrucelly a monthly consulting fee of $10,000 from September 16, 2016 through December 31, 2016.

Narrative Discussion to Summary Compensation Table
Gary Quinn
On July 24, 2015, the Company renewed its Employment Agreement (the “Quinn Employment Agreement”) with Gary Quinn. Pursuant to the Quinn Employment Agreement, the Company agreed to continue to employ Mr. Quinn as President and Chief Executive Officer of the Company effective July 24, 2015, at an annual salary of $475,000 per annum, which will automatically renew every twelve (12) months unless either party gives notice to the other that it will not renew at least sixty (60) days prior to the end of the term. This agreement automatically renewed for an additional twelve (12) months effective July 24, 2016. Among other items, The Quinn Employment Agreement also provided for the grant of 500,000 restricted shares which vest fifty percent and fifty percent based upon the achievement of two predetermined milestones of the Company’s common stock closing trading price for ninety (90) consecutive trading days. The 500,000 restricted shares were granted to Mr. Quinn by the Company’s Compensation Committee on July 28, 2015. As of December 31, 2016, neither of the milestones related to this award have been met.
The Employment Agreement provides that in the event of a Change of Control (as defined under the Quinn Employment Agreement) during the term of Mr. Quinn’s employment with the Company, all of Mr. Quinn’s outstanding unvested shares of restricted common stock granted pursuant to the Quinn Employment Agreement will automatically vest and be fully exercisable, as applicable, on the date of the Change of Control.
Pursuant to the Quinn Employment Agreement, if Mr. Quinn’s employment is terminated by the Company without Cause or by Mr. Quinn for Good Reason (each as defined under the Quinn Employment Agreement), Mr. Quinn will be entitled to a lump sum cash payment equal to: twelve (12) months of the Mr. Quinn’s annual Base Salary, up to a maximum of $475,000, payable within fifteen (15) days following the Termination Date. The Quinn Employment Agreement also contains certain non-compete provisions effective for one year following the termination or expiration of the Quinn Employment Agreement, unless the Quinn Employment Agreement is terminated by the Company without Cause or by Mr. Quinn for Good Reason, as well as standard confidentiality provisions.
Other Named Executive Officers
Each of the other Named Executive Officers are employees at will.
The salaries for the NEOs are set by the Compensation Committee. Mr. Murale became an NEO on September 15, 2016 when he was appointed Vice President of Finance and Interim Chief Financial Officer, at which time his salary was increased from $175,000 to $200,000. On March 8, 2017, Mr. Murale was appointed Executive Vice President, Chief Financial Officer and Treasurer, at which time his salary was increased to $225,000. Mr. Komet became an NEO on October 28, 2015 when he was named Executive Vice President Worldwide Field Operations, at which time his salary was $200,000. On February 12, 2016, Mr. Komet's salary was increased to $225,000 effective January 1, 2016. On February 12, 2016, Mr. Petrucelly's salary was increased from $225,000 to $275,000 effective January 1, 2016. On September 15, 2016, Mr. Petrucelly resigned from all his positions with the Company, whereby the Company entered into a Severance Agreement and General Release with Mr. Petrucelly. Pursuant to the Severance Agreement, among other things, the Company paid Mr. Petrucelly a monthly consulting fee of $10,000 from September 16, 2016 through December 31, 2016.

Mr. Murale received grants of options to purchase 50,000, 200,000 and 200,000 shares of Company common stock in February 2016, November 2016 and March 2017, respectively. Mr. Komet received grants of options to purchase 20,000, 100,000, 75,000 and 75,000 shares of Company common stock in December 2015, February 2016, January 2017 and March 2017, respectively.

The grants to Messrs. Murale and Komet were made to align their interests with stockholders and as a retention incentive. All options granted in 2015 and 2016 vest as to thirty-three percent of the award on each of the first two anniversaries of the grant and thirty-four percent on the third anniversary of the grant. All options granted in 2017 vest as to fifty percent of the award on each of the first two anniversaries of the grant.

Outstanding Equity Awards at Fiscal Year End 2016
The following table provides information related to the aggregate outstanding equity awards which were granted to the Company’s NEOs as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Gary Quinn	200,000 (3)	—	$3.62	04/04/22	1,325,500 (9)	$596,475 (12)
President and Chief Executive Officer	25,000 (4)	—	$1.36	05/09/23	—	—
(Principal Executive Officer)

Daniel Murale	15,000 (5)	—	$1.15	07/03/23	6,700 (10)	$3,015 (12)
Vice President of Finance and	—	50,000 (6)	$1.49	02/18/26	—	—
Interim Chief Financial Officer	—	200,000 (7)	$0.55	11/04/26	—	—
(Principal Financial Officer) (1)

Alan Komet	20,000 (4)	—	$1.36	05/09/23	192,000 (11)	$86,400 (12)
Executive Vice President,	—	100,000 (8)	$1.49	02/18/26	—	—
Worldwide Field Operations

Louis Petrucelly	—	—	—	—	—	—
Former Executive Vice
President, Chief Financial
Officer and Treasurer (2)

(1)
On September 15, 2016, Mr. Murale was appointed Vice President of Finance and Interim Chief Financial Officer. On March 8, 2017, Mr. Murale was appointed Executive Vice President, Chief Financial Officer and Treasurer.

(2)	Mr. Petrucelly resigned from all his positions with the Company effective September 15, 2016 and had no outstanding equity awards at December 31, 2016.

(3)	Award fully vested on April 4, 2015.

(4)	Award fully vested on May 9, 2016.

(5)	Award fully vested on July 3, 2016.

(6)
Mr. Murale was awarded options to purchase 50,000 shares on February 18, 2016, which vest thirty-three percent, thirty-three percent and thirty-four percent on each anniversary over a three-year period.

(7)
Mr. Murale was awarded options to purchase 200,000 shares on November 4, 2016, which vest thirty-three percent, thirty-three percent and thirty-four percent on each anniversary over a three-year period.

(8)
Mr. Komet was awarded options to purchase 100,000 shares on February 18, 2016, which vest thirty-three percent, thirty-three percent and thirty-four percent on each anniversary over a three-year period.

(9)
Mr. Quinn was awarded 625,000 shares of restricted stock on April 1, 2014. The restrictions on various portions of the restricted stock lapse upon the Company’s achievement of performance criteria related to: Common stock price; GAAP earnings per share; non-GAAP earnings per share; cash related targets; and revenue/billings related targets. In addition, Mr. Quinn was awarded 150,000 shares of restricted stock on April 21, 2015. The restricted stock was granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant. Mr. Quinn was also awarded 500,000 shares of restricted stock on July 28, 2015. The award was granted in accordance with Mr. Quinn’s employment agreement and the shares are subject to vest fifty percent and fifty percent based upon the achievement of two predetermined milestones of the Company’s common stock closing trading price for ninety (90) consecutive trading days. In addition, Mr. Quinn was awarded 100,000 shares of restricted stock on February 18, 2016. The restricted stock was granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant.

(10)
Mr. Murale was awarded 10,000 shares of restricted stock on April 21, 2015. The restricted stock was granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant.

(11)
Mr. Komet was awarded 125,000 shares of restricted stock on April 1, 2014. The restrictions on various portions of the restricted stock lapse upon the Company’s achievement of performance criteria related to: Common stock price; GAAP earnings per share; non-GAAP earnings per share; cash related targets; and revenue/billings related targets. In addition, Mr. Komet was awarded 100,000 shares of restricted stock on April 21, 2015. The restricted stock was granted on a discretionary basis and are subject to a three-year vesting period. Thirty-three percent of the options vest on each of the first two anniversaries of the grant and thirty-four percent of the options vest on the third anniversary of the grant.

(12)	The closing price of the Company’s common stock on December 31, 2016 was $0.45 per share.
Potential Payments Upon Severance or Change in Control
Severance Agreements
The Quinn Employment Agreement with Mr. Quinn provides for certain payments upon severance or a change in control.
If Mr. Quinn’s employment is terminated by the Company without Cause (as defined in the Quinn Employment Agreement), or by Mr. Quinn for Good Reason (as defined in the Quinn Employment Agreement), Mr. Quinn is entitled to the following:

(i)
his fully earned but unpaid Base Salary (as defined in the Quinn Employment Agreement), when due, through the Termination Date (as defined in the Quinn Employment Agreement) at the rate then in effect, plus all other amounts which Mr. Quinn earned and accrued under any compensation plan of the Company at the time of termination;

(ii)	a lump sum cash payment equal to twelve (12) months of Mr. Quinn’s annual Base Salary, up to a maximum of $475,000, payable within fifteen (15) days following the Termination Date;

(iii)	a pro-rata portion of any bonus earned and payable; and

(iv)	as permitted by law, the Company shall pay all COBRA benefits through July 24, 2017, then subsequently, Mr. Quinn shall have the right to COBRA benefits, at the Company’s cost.

If the Quinn Employment Agreement expires and the parties do not enter into a subsequent agreement extending Mr. Quinn’s employment as President and Chief Executive Officer, Mr. Quinn is entitled to the following:

(i)
his fully earned but unpaid Base Salary, when due, through the Termination Date at the rate then in effect, plus all other amounts which Mr. Quinn earned and accrued under any compensation plan of the Company at the time of termination; and

(ii)	the right to COBRA benefits, at Mr. Quinn’s cost.
If Mr. Quinn's employment is terminated as a result of death, the Company will provide Mr. Quinn’s estate his fully earned but unpaid Base Salary, when due, through the Termination Date at the rate then in effect, plus all other amounts which Mr. Quinn earned and accrued under any compensation plan of the Company at the Termination Date.
Under the Quinn Employment Agreement, if a change of control occurs (as defined in that agreement), any unvested shares of restricted stock granted under the Quinn Employment Agreement will vest.
Change in Control Agreements
The Company’s Amended 2005 Plan provides for payments to Messrs. Quinn and Petrucelly in the event that there is a change in control of the Company at a time when he is an employee of the Company and his employment is terminated within twenty-four months of the change in control. These agreements were entered into to ensure the continued service of Messrs. Quinn and Petrucelly in the event of a change in control. Except as otherwise indicated, for purposes of this section, Named Executive Officer refers to Messrs. Quinn and Petrucelly, who have been designated participants under the Amended 2005 Plan and must be employed by the Company at the time of the change of control. Mr. Petrucelly resigned from all his positions with the Company effective September 15, 2016 and no longer has any rights under the Amended 2005 Plan.
For purposes of the Amended 2005 Plan, a “Change in Control” is deemed to have occurred if:

•	more than fifty percent of the Company’s voting securities, or the power to vote more than fifty percent of the Company’s voting securities, is acquired;

•	the members of the Company’s Board of Directors cease to be a majority of the board of directors following a merger;

•	a merger, consolidation or reorganization (a) with or into the Company, or (b) in which securities of the Company are issued;

•	a complete liquidation or dissolution of the Company; or

•	the sale or other disposition of all or substantially all of the assets of the Company.
In the event a Change in Control occurs, and a Named Executive Officer is terminated, or the Named Executive Officer ends his employment for Good Reason, within two years of the Change in Control, the Named Executive Officer is entitled to certain severance benefits ("Severance Benefits"). The Named Executive Officer is not entitled to Severance Benefits if the Named Executive Officer is terminated: (a) for cause; (b) by reason of permanent disability; (c) voluntarily by the Named Executive Officer other than for certain defined reasons; or (d) by death. "Good Reason" for leaving employment includes: (i) a diminution in the NEO’s title, offices or responsibilities; (ii) a reduction in base salary; (iii) a material increase in commuting distance or business travel requirements; (iv) a diminution in compensation or benefits; (v) a breach of the Amended 2005 Plan; or (vi) a purported termination for cause which does not comply with the terms of the Amended 2005 Plan.
The Severance Benefits to which each of the Named Executive Officers would be entitled are:

a.	a payment equal to three times the Named Executive Officer’s base salary, on an annualized basis, at the time of the Change in Control or, if greater, at any time after the Change in Control;

b.	a payment equal to three times the annual bonus paid or payable to the Named Executive Officer during the fiscal year preceding the Change in Control;

c.
the continuation for three years for the Named Executive Officer and his dependents and beneficiaries of basic life insurance, flexible spending account, medical and dental benefits which were being provided immediately prior to the Change in Control (or, if greater, at any time thereafter); and

d1.	replacement of all stock options granted by the Company, whether or not vested, with an equal number of fully vested options to purchase shares of the Company’s common stock; or

d2.
if the Company’s Board of Directors approves at the time, the surrender of all options, whether vested or not, in return for a cash payment equal to the difference between the full exercise price of each option surrendered and the greater of: (1) the average price per share paid in connection with the acquisition of control of the Company; (2) the price per share paid in connection with any tender offer leading to control of the Company; and (3) the mean between the high and the low selling price of Company common stock on the relevant market on the date on which the Named Executive Officer became entitled to receive Severance Benefits.

In addition, each of the Named Executive Officers is entitled to, at the time any such tax is due, a lump sum payment equal to the amount of any income tax payable by the Named Executive Officer and attributable to the benefits set forth in (c); provided, however, that if the severance benefits would be subject to an excise tax under the Internal Revenue Code, the benefits will be reduced so that no excise tax is triggered or the benefits will be paid in full with the participant solely responsible for the excise tax.
The Key Employee Severance Agreement provides for payments to Messrs. Murale and Komet in the event that there is a change in control of the Company at a time when the key employee is an employee of the Company and their employment is terminated by the Company without Cause or the key employee terminates his employment with the Company for Good Reason during the period beginning ninety (90) days prior to a change in control and ending twelve (12) months following the consummation of a change in control (the "Trigger Period"). This agreement was entered into to ensure the continued service of Messrs. Murale and Komet in the event of a change in control.
For purposes of the Key Employee Severance Agreement, a "Change in Control" is deemed to have occurred if:

•	more than fifty percent of the Company’s voting securities, or the power to vote more than fifty percent of the Company’s voting securities, is acquired;

•	the members of the Company’s Board of Directors cease to be a majority of the Board of Directors following a merger;

•	a merger, consolidation or reorganization (a) with or into the Company, or (b) in which securities of the Company are issued; or

•	the sale or other disposition of all or substantially all of the assets of the Company.

In the event a Change in Control occurs, and the key employee is terminated without Cause, or the key employee ends his employment for Good Reason, within the Trigger Period, the key employee is entitled to certain severance benefits ("Severance Benefits"). The key employee is not entitled to Severance Benefits if the key employee is terminated: (a) for cause; (b) by reason of permanent disability; (c) voluntarily by the key employee other than for certain defined reasons; or (d) by death.
The Severance Benefits to which Messrs. Murale and Komet would be entitled are:

a.
a payment equal to two times the sum of the key employee's base salary, on an annualized basis, and bonus, with half of the aggregate payable in a lump sum following the Qualified Termination (and after the Change in Control) and half payable in equal installments over twelve (12) months on the Company’s regularly scheduled payroll dates;

b.
a payment equal to the pro-rata portion of the key employee's annual bonus for the fiscal year of termination based on performance (as determined by the Committee) through the date of termination, as may adjusted by determination of the Committee in its sole discretion, to the extent not previously paid;

c.	reimbursement of premium costs in excess of active employee rates to continue COBRA or such other medical coverage for one (1) year following termination; and

d.
all restrictions on all shares of restricted Company stock previously granted to the key employee, including, without limitation, those relating to his tenure with the Company, shall lapse and the shares shall have no further restrictions.

In addition, the key employee is entitled to, at the time any such tax is due, a lump sum payment equal to the amount of any income tax payable by the key employee and attributable to the benefits set forth in (c); provided, however, that if the severance benefits would be subject to an excise tax under the Internal Revenue Code, the benefits will be reduced so that no excise tax is triggered or the benefits will be paid in full with the participant solely responsible for the excise tax.
The following table sets forth the value of the severance benefits each Named Executive Officer would be entitled to receive under the Amended 2005 Plan or the Key Employee Severance Agreement, as applicable, assuming that a Change in Control and the entitlement to receive Severance Benefits occurred on December 31, 2016:

Severance Benefit Component	Gary Quinn	Daniel Murale (1)	Alan Komet
Base Salary (2)	$1,425,000	$400,000	$450,000

Bonus (3)	$300,000	$70,000	$—

Value of Benefits (4)	$131,800	$20,657	$8,290

Reduction to Avoid Excise Tax (5)	$—	$(87,169)	$—

Equity Awards - Vested and Unvested Accelerated (6)	$596,475	$3,015	$86,400

Total	$2,453,275	$406,503	$544,690

(1)
On September 15, 2016, Mr. Murale was appointed Vice President of Finance and Interim Chief Financial Officer. On March 8, 2017, Mr. Murale was appointed Executive Vice President, Chief Financial Officer and Treasurer.

(2)
Assumes that Mr. Quinn receives a base salary multiplier of three as per the Amended 2005 Plan and Messrs. Murale and Komet receive a base salary multiplier of two as per the Key Employee Severance Agreement.

(3)
Assumes Mr. Quinn receives a bonus multiplier of three times the annual bonus amount paid for the fiscal year preceding the year in which the Change in Control occurs as per the Amended 2005 Plan and Messrs. Murale and Komet receive a bonus multiplier of two as per the Key Employee Severance Agreement.

(4)
Benefits include medical benefits, dental benefits, long-term disability and group-term life insurance. Assumes that Mr. Quinn receives three full years of benefits as per the Amended 2005 Plan and an additional payment equal to the income tax attributable to these benefits and Messrs. Murale and Komet receive one full year of benefits as per the Key Employee Severance Agreement.

(5)
The payments to Mr. Murale would be subject to excise tax under Internal Revenue Code 4999 (“IRC 4999”). As of December 31, 2016, the Amended 2005 Plan and the Key Employee Severance Agreement provided that if any participant is subject to excise tax under IRC 4999, the Company shall reduce the payments to the extent necessary so that the payments shall not be subject to the excise tax if such reduction would result in a greater net after-tax amount, after taking into account all taxes, including the excise tax.

(6)
The Amended 2005 Plan and the Key Employee Severance Agreement provide for the vesting of all unvested shares of restricted stock upon a Change in Control. The value reflects the number of shares that would vest on a change of control multiplied by $0.45, the closing price for the Company’s common stock on the Nasdaq Capital Market on December 31, 2016.

Report on Repricing of Options. None of the stock options granted under any of the Company’s plans were repriced in the fiscal year ended December 31, 2016.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1) (c)
Equity compensation plans approved by security holders	5,628,290	$1.97	2,159,170

(1)	As of December 31, 2016

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors has recognized that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). The Board therefore adopted a policy to be followed in connection with all related party transactions involving the Company.
A.    Identification of Related Transactions
Under the policy, any “Related Party Transaction” shall be consummated or shall continue only if:

1.
the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

2.	the transaction is approved by the disinterested members of the Board of Directors; or

3.	the transaction involves compensation approved by the Company’s Compensation and Management Development Committee.
For purposes of the policy, a "Related Party" is:

1.	a senior officer (which includes at a minimum each executive officer) or director of the Company; or

2.	a shareholder owning in excess of five percent of the Company (or its controlled affiliates); or

3.	a person who is an immediate family member of a senior officer or director; or

4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.
For purposes of the policy, a "Related Party Transaction" is a transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

1.	transactions available to all employees generally; and

2.	transactions involving less than $5,000 when aggregated with all similar transactions.

B.     Audit Committee Approval
The Board of Directors determined that the Audit Committee of the Board is best suited to review and approve Related Party Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Party Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Audit Committee approves or disapproves such transactions and at each subsequently scheduled meeting, management updates the Audit Committee as to any material change to those proposed transactions.
In the event management recommends any further Related Party Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.
C.     Corporate Opportunity
The Board recognizes that situations may exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to the Company, either directly or via referral. Before such opportunity may be consummated by a Related Party (other than an otherwise unaffiliated 5% stockholder), such opportunity shall be presented to the Board of Directors of the Company for consideration.
D.     Disclosure
All Related Party Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Exchange Act and related rules. Furthermore, all Related Party Transactions shall be disclosed to the Audit Committee of the Board and any material Related Party Transaction shall be disclosed to the full Board of Directors.
E.     Other Agreements
Management assures that all Related Party Transactions are approved in accordance with any requirements of the Company’s financing agreements.
Related Party Transactions Reviewed During 2015 and 2016
William Miller, a member of the Company's Board of Directors effective December 16, 2016, is the Chairman and Chief Executive Officer of X-IO Technologies, Inc. (“X-IO Technologies”), an enterprise storage company. For the year ended December 31, 2016, the Company sold product to X-IO Technologies totaling $141,535.
Martin M. Hale, Jr., a member of the Company's Board of Directors, is the sole owner and Chief Executive Officer of the entity that is the general partner of HCP-FVA, the holder of all of the Company’s Series A convertible preferred stock. The Series A convertible preferred stock was purchased by Hale Capital Partners, LP, of which Mr. Hale is the Chief Executive Officer, pursuant to a September 16, 2013 stock purchase agreement with the Company at a time when Mr. Hale was not a director of the Company. Under the terms of the Certificate of Designations, the holders of the Series A convertible preferred stock are entitled, as a group, to nominate and to elect up to two directors so long as at least 85% of the Company's Series A convertible preferred stock is outstanding. HCP-FVA, the sole holder of the Series A convertible preferred stock, nominated and elected Mr. Hale in September 2013 and Michael P. Kelly on October 29, 2014, to the Company’s Board of Directors.

Seth Oxenhorn, the son of Eli Oxenhorn, the Former Chairman of our Board of Directors, was Vice President of Strategic Alliances for the Company through his resignation on October 1, 2016. This was a non-executive role and Seth Oxenhorn was not an executive officer of the Company. During 2016, Seth Oxenhorn received total compensation of $249,300, of which $120,615 was salary, $80,000 was severance, $25,915 was commissions and $22,770 was the fair value of vesting of equity awards. During 2015, Seth Oxenhorn received total compensation of $288,701, of which $160,000 was salary and $128,701 was commissions. All of such compensation earned by Seth Oxenhorn is in accordance with the Company’s compensation plan for all personnel in similar positions.

PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT TO THE FALCONSTOR SOFTWARE, INC.
2016 OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN

The Company’s 2016 Outside Directors Equity Compensation Plan, which is referred to herein as the “2016 Director Plan,” was approved by the Board of Directors in March 2016 and the Company’s shareholders in April 2016. On March 17, 2017, subject to shareholder approval, the Board of Directors approved a proposal to amend the 2016 Director Plan in order to increase the number of shares of our common stock subject to the 2016 Director Plan by 600,000 shares (the "Amendment"). The Board of Directors proposes that the Amendment be approved.

The Board of Directors has determined that the number of shares of common stock remaining available for issuance under the 2016 Director Plan is not sufficient to support the Company's intended compensation programs for the Board of Directors. The Amendment is intended to assist the Company in securing and retaining qualified outside directors (the “Directors”) by allowing them to participate in the ownership and growth of the Company through the grant of shares of restricted stock and nonqualified stock options. The granting of such restricted stock or options serves as partial consideration for, and gives the Directors an additional inducement to remain in, the service of the Company and its subsidiaries and provides them with an increased incentive to work towards the Company’s success. Shares of common stock may be issued under the 2016 Director Plan to Directors with such restrictions as determined by the Company or upon the exercise of nonqualified stock options. Accordingly, the Company is proposing to amend the 2016 Director Plan to increase the number of shares of our common stock subject thereto by 600,000 shares (from 400,000 shares to 1,000,000 shares).
The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the Amendment because it would allow the Company to continue to grant nonqualified options and restricted shares which facilitates the benefits of the additional incentive inherent in the ownership of common stock by the Directors, helps the Company retain the services of these Directors and strongly aligns their interests with the long-term interests of our stockholders. Currently 360,000 shares of common stock are available for grant or issuance under the 2016 Director Plan.
The Company believes the Amendment is necessary because in order to preserve cash the Board believes it is in the Company's interest to pay Director fees in stock rather than cash. In addition, (i) the annual Director equity grant was adjusted in 2017 to a grant of restricted stock equal to $40,000 as compared with a grant of restricted stock equal to 10,000 shares in 2016 and (ii) the Board may elect to pay Director compensation for Board attendance at meetings in common stock rather than cash. Given the decline in the Company's stock price, the additional shares are necessary to ensure that the Company has a sufficient number of shares to issue with respect to the payment of Director fees.

A copy of the Amendment is attached to this Proxy Statement as Exhibit A. The 2016 Director Plan was filed as Exhibit A to the Company’s Proxy Statement on Schedule 14A, dated March 18, 2016.

If the Amendment is approved by the stockholders, the Company intends to register the shares which are subject to the Amendment on a registration statement on Form S-8 under the Securities Act of 1933, in the future.

Summary of the 2016 Director Plan

The following summary of the 2016 Director Plan, assuming stockholder approval of the Amendment, is qualified in its entirety by the specific language of the 2016 Director Plan.

General. The 2016 Director Plan provides for the grant of restricted stock or nonqualified stock options to outside directors of the Company.

Shares Subject to Plan. A maximum of 1,000,000 of the authorized but unissued or treasury shares of the common stock of the Company may be issued upon the grant of restricted shares or upon the exercise of options granted under the 2016 Director Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the 2016 Director Plan and to outstanding restricted shares and options. To the extent that (i) any outstanding restricted share or under the 2016 Director Plan expires or terminates prior to the termination of the restrictions on restricted stock, (ii) any options expires prior to the exercise in full, or (iii) shares issued upon the exercise of an option are repurchased by the Company, the shares of common stock for which such option is not exercised or the repurchased shares shall be returned to the 2016 Director Plan and again become available for grant.

Administration. The 2016 Director Plan is administered by the Board of Directors. The Board approves option and restricted share grants to Directors and determines the terms of any restrictions on restricted shares, subject to the provisions of the 2016 Director Plan. The Board also makes any other determinations necessary or advisable for the administration of the 2016 Director Plan. The determinations by the Board are final and conclusive.
Eligibility. Current outside directors of the Company, and individuals who served as outside directors for the Company in the twelve months prior to the date of any equity grant under the 2016 Director Plan, are eligible to participate in the 2016 Director Plan.
Terms and Conditions of Options. Each option granted under the 2016 Director Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2016 Director Plan. The purchase price of each share of common stock purchasable under a nonqualified option shall not be less than 100% of the fair market value of such share of common stock on the date the option is granted. Generally, the fair market value of the common stock will be the closing price per share on the date of grant as reported on The Nasdaq Capital Market. The exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of common stock being acquired upon the exercise of the option, or by any combination of these. Notwithstanding the foregoing, an optionee may not take any actions which are prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC or any other agency thereunder.
Options granted under the 2016 Director Plan become exercisable at such time or times and subject to such terms and conditions are set forth in Section 5(b) of the 2016 Director Plan. The term of each option shall be 10 years after the date of grant, subject to earlier termination in the event the optionee's service with the Company ceases.
In general, during the lifetime of the optionee, the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and distribution. However, the 2016 Director Plan provides that, with the consent of the Board of Directors, an optionee may transfer a nonqualified option to: (i) an Immediate Family Member (as described in the 2016 Director Plan); (ii) a trust for the exclusive benefit of the Director and/or one or more Immediate Family Members; (iii) a partnership in which the Director and/or one or more Immediate Family Members are the only partners; or (iv) such other person or entity as the Board of Directors may permit.
Upon a Change of Control (as described in the 2016 Director Plan) of the Company, the Company will replace all unexercised stock options with an equal number of unrestricted and fully vested stock options to purchase shares of the Company’s common stock. Alternatively, upon a Change of Control, and subject to Board approval at the time, the Company may require an optionee to surrender any unexercised options and to receive in return from the Company a cash payment equal to the difference between the exercise price of each option surrendered and the greater of (i) the average price per share paid in connection with the acquisition of the Company, (ii) the price per share paid in connection with any tender offer for shares of the Company’s common stock leading to control, and (iii) the mean between the high and the low selling prices of such stock on the Nasdaq Capital Market or other market on which the Company’s common stock is then traded on the date of the Change of Control.
Simultaneously with the granting of an option the Board of Directors may also grant dividend equivalent rights equal to the number of shares of common stock underlying the option multiplied by the per-share cash dividend or per-share market value of a non-cash dividend. This provision shall only apply to special dividends of the Company.
Terms and Conditions of Restricted Stock. A grantee of restricted stock has no right to an award of restricted stock until the grantee accepts the award within the timeframe prescribed by the Board of Directors and, if the Board of Directors requires, makes payment to the Company in cash, or by check or other acceptable instrument. Certificate(s) are issued in the grantee’s name after acceptance of the award by the grantee, but are not delivered to the grantee until the shares are free of any restrictions specified by the Board of Directors at the time grant. After acceptance and the issuance of a stock certificate, the participant shall have all the rights of a stockholder with respect to the restricted stock.
Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied. Shares of restricted stock are not transferable until the date on which the Board of Directors has specified such restrictions have lapsed. The shares of restricted stock shall vest in accordance with Section 5(b) of the 2016 Director Plan. Unless otherwise provided by the Board of Directors at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of restricted stock shall be subject to the same restrictions as such shares of restricted stock.

Upon the occurrence of a Change of Control of the Company, the Board of Directors may accelerate the vesting of outstanding restricted stock, in whole or in part, as determined by the Board of Directors, in its sole discretion.
Unless otherwise determined by the Board of Directors at or after grant, in the event the grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of restricted stock previously awarded to him which are still subject to restrictions will be forfeited. The Board of Directors may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of restricted stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Board of Directors may in other cases waive in whole or in part restrictions or forfeiture conditions relating to restricted stock.
Termination or Amendment. Unless earlier terminated by the Board, the 2016 Director Plan will terminate on April 27, 2019. The 2016 Director Plan provides that it may be terminated or amended by the Board at any time, subject to stockholder approval only if such amendment would increase the total number of shares of common stock reserved for issuance thereunder.
Summary of United States Federal Income Tax Consequences
Non-Qualified Stock Options. No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and the Company will not be entitled to a tax deduction for such grant.
Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares of common stock on the date of the exercise. We are generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares of common stock is long-term capital gain if the shares are held for at least one year following the exercise. We do not receive an income tax deduction for this gain.

Restricted Shares. A participant will not have taxable income upon grant, but will have ordinary income at the time of vesting. The amount of income will equal the fair market value on the vesting date of the shares of restricted stock received minus the amount, if any, paid by the recipient. A participant may instead, however, elect to be taxed at the time of grant.
The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the restricted shares in his income.
The Company shall issue in the participant’s name a certificate for the shares of common stock associated with the award of restricted stock; however, unless otherwise provided, the certificate shall not be delivered to the participant until such shares are free of any restrictions specified by the Board of Directors at the time of grant. Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied, and shares of restricted stock may not be transferred until all restrictions have lapsed. Upon a Change of Control, the Board of Directors may accelerate the vesting of outstanding restricted stock, in its sole discretion.
The Board believes it is in the Company's best interests to approve the Amendment, which would ensure that the Company would not necessarily need to pay Directors Fees in cash by allowing the Company to continue to grant restricted stock and also to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's common stock by outside directors and to help the Company secure and retain the services of outside directors.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2016 OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.
The Company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See the discussion of the compensation of our executive officers in the section entitled Executive Compensation beginning on page 14.
We are asking our stockholders to indicate their support for our Named Executive Officer compensation disclosed in the executive compensation tables and narrative discussion of this proxy statement. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and related philosophy, policies and practices.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve the compensation of the Company's Named Executive Officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement.”
This Say-on-Pay vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the Say-on-Pay vote when making future compensation decisions.
Vote Required
The approval of the non-binding resolution requires the affirmative vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker “non-votes” will have no effect with respect to the approval of this proposal.
Recommendation of the Board of Directors
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION PROGRAM FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION TABLES AND NARRATIVE DISCUSSION OF THIS PROXY STATEMENT.
PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

We are asking shareholders to advise us as to how frequently they wish to cast an advisory vote on the compensation of our named executive officers: once every year, once every two years, or once every three years.

This vote is required by rules under Section 14A of the Securities Exchange Act of 1934, which were adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and is an advisory vote, which means that this proposal is not binding on us. The Board of Directors is not required to, nor is it, making a recommendation regarding the frequency that shareholders should approve. Rather, each shareholder will make his or her own choice among a vote once every year, every two years or every three years. You may also abstain from voting on this item. Although the vote is non-binding, the Board will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation and currently intends to implement the frequency which receives the greatest level of support from our shareholders.

PROPOSAL NO. 5
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The accounting firm of BDO USA, LLP has been selected as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2017. Although the selection of accountants does not require ratification, the Audit Committee of the Board of Directors has directed that the appointment of BDO USA, LLP be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of BDO USA, LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm. A representative of BDO USA, LLP, which served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2016, is expected to be present at the Annual Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.
On June 12, 2015, the Audit Committee of the Board of Directors of the Company approved the engagement of BDO USA, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2015, effective immediately, and dismissed KPMG LLP as the Company's independent registered public accounting firm.

KPMG LLP's audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim periods through June 12, 2015, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except that KPMG LLP advised the Company of the existence of a material weakness as of September 30, 2014 relating to the precision of the Company’s contract review control over revenue which was remediated by the Company as of December 31, 2014. Accordingly, KPMG LLP’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, which was included in the Company’s Form 10-K for the fiscal year ended December 31, 2014, did not contain an adverse opinion thereon.

The Company provided KPMG LLP with a copy of the disclosures it made in its Current Report on Form 8-K dated June 12, 2015 and requested that KPMG LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made. A copy of KPMG LLP’s letter dated June 16, 2015, was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K dated June 12, 2015.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim periods through June 12, 2015, neither the Company nor anyone acting on its behalf has consulted with BDO USA, LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that BDO USA, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Principal Accountant Fees and Services
Fees for services rendered by BDO USA, LLP for the years 2016 and 2015 are as follows:
Audit Fees: Fees billed for professional services rendered by BDO USA, LLP for the audit of the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2015 and the reviews of the interim condensed consolidated financial statements included in the Company's Form 10-Qs during such fiscal years. These fees also include (i) statutory audits of certain Company subsidiaries, (ii) audit of internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002, and (iii) consent fees.
Audit Related Fees: None.

Tax Fees: Fees billed for tax-related services for certain Company subsidiaries rendered by BDO USA, LLP in 2016 and 2015 to the Company.
All Other Fees: Fees billed for professional services rendered by BDO USA, LLP related to certain proxy disclosure calculations for 2016 and 2015.
The approximate fees for each category were as follows:

	Years Ended December 31,
Description	2016	2015
Audit Fees	$372,109	$399,091
Audit Related Fees	$—	$—
Tax Fees	$1,914	$6,712
All Other Fees	$6,454	$5,264

The Audit Committee has considered whether the provision by BDO USA, LLP of the services covered by the fees other than the audit fees is compatible with maintaining BDO USA, LLP’s independence and believes that it is compatible.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Pre-Approval Procedures. The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm will provide the Audit Committee with an engagement letter during the first quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting of the Audit Committee.

The independent registered public accounting firm will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services, Company management will submit to the Audit Committee for approval (during the second quarter of each fiscal year) the list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next Audit Committee meeting.

The independent registered public accounting firm must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Company Controller will be responsible for tracking all independent registered public accounting firm fees against the budget for such services and report at least annually to the Audit Committee.

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Please see the Audit Committee discussion in the "Board of Directors" section, above, for a discussion of the Audit Committee.

The Audit Committee meets with BDO USA, LLP (the Company’s independent registered public accounting firm) and reviews the scope of their audit, report and recommendations. The Audit Committee members reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2016 with management. The Audit Committee also discussed all matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect, with BDO USA, LLP. The Audit Committee received the written disclosures and the letter from BDO USA, LLP as required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, as currently in effect, and has discussed the independence of BDO USA, LLP with representatives of such firm.

Based on their review and the discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to be filed with the SEC.

Audit Committee
Michael Kelly (Chair)
Barry A. Rudolph
William D. Miller

SOLICITATION STATEMENT
The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mail, solicitations may be made by the Company’s regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company will, upon their request, reimburse brokerage houses and persons holding shares of common stock in the names of the Company’s nominees for their reasonable expenses in sending solicited material to their principals.
STOCKHOLDER PROPOSALS
In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than November 24, 2017.
On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the Company’s proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement (February 7, 2018), then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.
OTHER MATTERS
So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.
ANNUAL REPORT
The Company has sent, or is concurrently sending, to all of its stockholders of record as of March 7, 2017 information on how those stockholders may access a copy of the Company’s Annual Report for the fiscal year ended December 31, 2016. Such report contains the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016.

By Order of the Board of Directors,

Daniel Murale
Dated:	Melville, NY	Executive Vice President, Chief Financial Officer and Treasurer
March 24, 2017
The Company will furnish a free copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (without exhibits) to all of its stockholders of record as of March 7, 2017 who will make a written request to Mr. Daniel Murale, Chief Financial Officer, FalconStor Software, Inc., 2 Huntington Quadrangle, Suite 2S01, Melville, New York 11747.

EXHIBIT A

First Amendment To The FalconStor Software, Inc.
2016 Outside Directors Equity Compensation Plan

WHEREAS, pursuant to Section 9 of the FalconStor Software, Inc. 2016 Outside Directors Equity Compensation Plan (the “Plan”) the the Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the stockholders of the Company, there shall be no increase in the total number of shares of Stock covered by the Plan.

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

WHEREAS, prior to this first amendment to the Plan (the “Amendment”), the maximum number of Shares that could be delivered pursuant to Awards granted under the Plan was 400,000.

WHEREAS, the Board wishes to increase the number of Shares available under the plan by 600,000 Shares.

In accordance with Section 9 of the Plan, the Plan shall be amended effective upon Shareholder approval as follows:

1.    Section 4 of the Plan is hereby amended and restated as follows:

Options shall be for the purchase of shares of authorized but unissued common stock or treasury shares of common stock of the Company (the “Stock”), subject to adjustment as provided in paragraph 8 of the Plan. The maximum number of shares of Stock which may be issued or granted under the Plan shall be One Million (1,000,000) shares. Should any Option or share of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or share of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or share of Restricted Stock may be subject to future Options or shares of Restricted Stock under the Plan.

Adopted: March 17, 2017

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